As filed with the Securities and Exchange Commission on December 23, 2021

Registration No. 333-259893

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURGALIGN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-2540607
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

(224) 303-4651

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Terry M. Rich

President and Chief Executive Officer

Surgalign Holdings, Inc.

520 Lake Cook Road, Suite 315

Deerfield, Illinois 60015

(877) 343-6832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua H. DeRienzis Surgalign Holdings, Inc. 520 Lake Cook Road, Suite 315 Deerfield, Illinois 60015 (877) 343-6832	Seth H. Katz Michael P. Heinz Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	—	—	—	—
Preferred Stock, par value $0.001 per share	—	—	—	—
Debt Securities	—	—	—	—
Depository Shares	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
Purchase Contracts	—	—	—	—
Subscription Rights	—	—	—	—
Total	$300,000,000	—	$300,000,000	$32,730

(1)

Not specified as to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The number of securities and proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder, provided that in no event will the aggregate offering price of the securities issued under this Registration Statement exceed $300,000,000, or the equivalent thereof in one or more foreign or composite currencies.

(2)

The registrant is hereby registering such indeterminate amount of each identified class of the identified securities as may be issued upon conversion, exchange or exercise of any other securities that provide for such conversion, exchange or exercise.

(3)

The registration fee has been calculated in accordance with Regulation 457(o) under the Securities Act of 1933. Previously paid in connection with the initial filing of this registration statement on September 29, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted. This registration statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

SUBJECT TO COMPLETION, DATED DECEMBER 23, 2021

PROSPECTUS

SURGALIGN HOLDINGS, INC.

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

Purchase Contracts

Subscription Rights

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $300,000,000.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering, including the offering price, in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SRGA.” On December 22, 2021, the closing price of our common stock was $0.81. We will make application to list any shares of common stock sold by us under this prospectus and any prospectus supplement on Nasdaq. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully read and consider the risk factors described under the heading “Risk Factors” on page 3 of this prospectus, in the documents that are incorporated by reference into this prospectus and, if applicable, in risk factors described in any accompanying prospectus supplement before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is             , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with general information regarding the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offered securities and the offering, including a detailed description of the securities to be offered, the specific amount or amounts of securities to be offered, the prices of such securities, the name of any agent, underwriter or dealer through which we will sell the securities and a description of any arrangement with such agent, underwriter or dealer, and information about any securities exchange or automated quotation system on which the securities will be listed.

The prospectus supplement also may add, update or change information contained in the prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted.

i

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement of which this prospectus is a part or the exhibits to the registration statement. For further information, we refer you to the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or other document are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date on their covers, regardless of the time of delivery of their prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the applicable prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date. For example, for a document incorporated by reference into this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus includes our trademarks, trade names and service marks, all of which are our property and are protected under applicable intellectual property laws. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks may appear in this prospectus without the ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the applicable owner forgo or will not assert, to the fullest extent permitted under applicable law, our rights or the rights of any applicable licensors to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Surgalign,” “Company,” “we,” “us” and “our” or similar references to refer to Surgalign Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ii

PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus and in the documents incorporated by reference herein. This summary does not contain all the information that may be important to you. You should read carefully this prospectus, the related prospectus supplement and the documents incorporated by reference herein before deciding to invest in our securities.

About Surgalign Holdings, Inc.

We are a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery. We have a broad portfolio of spinal hardware implants, including solutions for fusion procedures in the lumbar, thoracic, and cervical spine, motion preservation solutions for the lumbar spine, and a minimally invasive surgical implant system for fusion of the sacroiliac joint. We also have a portfolio of advanced and traditional orthobiologics, or biomaterials. In addition to our spinal hardware and biomaterials portfolios, we are developing an augmented reality and artificial intelligence digital surgery platform called HOLO ™ to enable digital spine surgery, which we believe is one of the most advanced artificial intelligence technologies being applied to surgery. HOLO Portal™ surgical guidance, a component of our HOLO ™ platform, is designed to automatically recognize, identify, and segment patient anatomy to autonomously assist the surgeon throughout the surgical procedure. This proprietary artificial intelligence-based platform system is an intelligent anatomical mapping technology designed to assist surgeons by allowing them to remain in safe anatomical zones, and to enhance surgical performance. We plan to leverage our digital surgery platform to improve patient outcomes and drive adoption of our spinal hardware implants and biomaterials products. We are developing a pipeline of new innovative technologies that we plan to integrate with our digital surgery platform. We currently market and sell products to hospitals, ambulatory surgery centers, and healthcare providers in the United States and in more than 40 countries worldwide. We are headquartered in Deerfield, Illinois, with commercial, innovation and design centers in San Diego, CA; Wurmlingen, Germany; and Warsaw, Poland.

Corporate Information

The original Regeneration Technologies, Inc. (“RTI”) was incorporated in 1997 in Florida as a wholly owned subsidiary of the University of Florida Tissue Bank (“UFTB”). RTI began operations on February 12, 1998 when UFTB contributed its allograft processing operations, related equipment and technologies, distribution arrangements, research and development activities, and certain other assets to RTI. At the time of its initial public offering in August 2000, RTI was reincorporated in the State of Delaware, and in February 2008, RTI changed its name to RTI Biologics, Inc. In July 2013, RTI Biologics, Inc. completed the acquisition of Pioneer Surgical Technology, Inc. and, in connection with the acquisition, changed its name from RTI Biologics, Inc. to RTI Surgical, Inc. In August 2017, RTI Surgical, Inc. completed the sale of substantially all of the assets related to its cardiothoracic closure business to A&E Advanced Closure Systems, LLC, a subsidiary of A&E Medical Corporation. On January 4, 2018, RTI Surgical, Inc. entered the sacroiliac joint fusion market with the acquisition of Zyga Technology, Inc., a private commercial-stage company that had developed and begun to commercialize the Simmetry Sacroiliac Joint Fusion System. On March 8, 2019, RTI Surgical, Inc. acquired Paradigm Spine, LLC (“Paradigm”), a private commercial-stage company focused on motion preservation and non-fusion spinal implant technology whose primary product was the Coflex Interlaminar Stabilization Device, a minimally invasive motion preserving stabilization implant. In connection with the Paradigm transaction, we restructured and RTI Surgical, Inc. became a wholly owned subsidiary of RTI Surgical Holdings, Inc.

On July 20, 2020, we completed the sale of our former original equipment manufacturer businesses (“OEM Businesses”) to Ardi Bidco Ltd., an entity owned and controlled by Montagu Private Equity LLP. As a result of the disposition, our former OEM Businesses and our former business related to processing donated human musculoskeletal and other tissue and bovine and porcine animal tissue in producing allograft and xenograft implants using certain sterilization processes were sold. In connection with this transaction, we changed our name from RTI Surgical Holdings, Inc. to Surgalign Holdings, Inc., operating as Surgalign Spine Technologies, we changed the ticker symbol for our common stock to “SRGA,” and we became a pure-play global spine company. On October 23, 2020, we acquired Holo Surgical Inc. (“Holo Surgical”) and the technology related to the HOLO ™ platform.

On April 30, 2021, we acquired certain assets from Prompt Prototypes LLC (“Prompt”) to expand our research and development capabilities, and to create the capacity to produce certain medical prototypes.

Our principal offices are located at 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015, and our phone number is (224) 303-4651.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the specific risks set forth under the heading “Risk Factors” in the applicable prospectus supplement, as well as other information contained or incorporated by reference therein, and under the caption “Risk Factors” and elsewhere in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Important factors which could cause our actual results to differ materially from the forward-looking statements in this prospectus include the following items:

•	the anticipated impact of the COVID-19 pandemic and our attempts at mitigation;

•	the identification of control deficiencies, including material weaknesses in internal control over financial reporting and the impact of the same;

•	potential reputational damage that we have or may suffer as a result of the findings of the SEC’s and our internal investigations or otherwise;

•

the outcome of ongoing litigation and investigations, including the SEC investigations, the securities class action and the stockholder derivative suit, as well as any potential future investigations and litigation;

•	general worldwide economic conditions and related uncertainties;

•	the failure by us to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives;

•	the reliability of our supply chain;

•	our ability to meet obligations under our material agreements;

•	the duration of decreased demand for our products;

•	whether or when the demand for procedures involving our products will increase;

•	our ability to obtain, maintain, protect and enforce intellectual property and proprietary protection for our products and technologies;

•

our access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund our operations and pay our obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets;

•	our financial position and results, total revenue, product revenue, gross margin, and operations;

•

failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical acquisition and other elements of our digital surgery strategy, including the failure of Holo Surgical’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute Holo Surgical’s products;

•	the failure to effectively integrate Holo Surgical’s operations with our existing operations and retain key personnel;

•

the number of shares and amount of cash that may be required in connection with any post-closing payments for our acquisitions of Paradigm and Holo Surgical, including as a result of changes in the trading price of our common stock and its effect on the amount of cash needed to fund any post-closing payments in connection with such acquisitions;

•	the diversion of management time and attention to the Holo Surgical transaction and subsequent integration;

•	the effect and timing of changes in laws or in governmental regulations;

•	the volatility of the trading price of our common stock;

•	additional dilution that may occur as a result of the exercise of the warrants issued in connection with our June 2021 equity offering;

•	our ability to secure financing in the future and continue as a going concern;

•	our appointment of a new registered independent accounting firm; and

•	other risks described in our public filings with the SEC.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “requires,” “hopes,” “may,” “will,” “assumes,” “could,” “should,” “would,” “predict,” “potential” and variations of such terms or the negative of these terms or other comparable terminology, or by discussion of strategy. Do not unduly rely on forward-looking statements. These statements give our expectations about future performance, but are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Some of the matters described in the “Risk Factors” section constitute cautionary statements which identify factors regarding these forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results indicated in these forward-looking statements. Other factors could also cause actual results to vary materially from the future results indicated in such forward-looking statements.

Forward-looking statements speak only as of the date they are made, and unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering (excluding any document, or portion thereof, to the extent disclosure is furnished and not filed):

1.

Our Annual Reports on Form 10-K and 10-K/A, for the year ended December 31, 2020, filed with the SEC on March 16, 2021 and September  24, 2021, respectively, (including the portions of our Definitive Proxy Statement on Schedule 14A relating to our 2021 annual meeting of stockholders that are incorporated by reference in our Annual Report on Form 10-K, filed with the SEC on April 1, 2021);

2.

Our Quarterly Reports on Form 10-Q and 10-Q/A for the quarter ended March 31, 2021, filed with the SEC on May 10, 2021 and September  24, 2021, respectively, and our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2021 and September 30, 2021 filed with the SEC on August 6, 2021 and November 9, 2021, respectively; and

3.

Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on December  30, 2020 (Form 8-K/A), January 25, 2021 (Form 8-K/A), February  12, 2021, March  12, 2021, March  18, 2021, April  8, 2021, April  23, 2021, May  5, 2021, June  4, 2021, June  11, 2021, September  15, 2021, September  23, 2021 and December 17, 2021.

Upon written or oral request, we will provide without charge to each person to whom a copy of the prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Surgalign Holdings, Inc., Attn: Corporate Secretary, 520 Lake Cook Road, Suite 315, Deerfield, Illinois 60015, (877)-343-6832.

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies, or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded. Please note that information contained in our website is not part of this prospectus or the documents incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Accordingly, you can obtain the annual, quarterly and current reports, proxy statements and other information Surgalign files with the SEC, including the documents incorporated by reference in this prospectus, without charge through the SEC’s website at www.sec.gov. You can also obtain such documents free of charge from our website at www.surgalign.com under the caption “Investors.” Information contained on our website does not constitute part of this prospectus and will not be deemed to be incorporated by reference herein.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of our securities. Each time that we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe the terms of any offering of securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of securities.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include, without limitation, working capital, capital expenditures and the financing of possible future acquisitions and repurchases of our common stock or other securities. Pending these uses, the net proceeds may also be temporarily invested in cash equivalents or short-term securities. When specific securities are offered, the prospectus supplement relating to such securities will set forth our intended use of the net proceeds that we receive from the sale of such securities.

SECURITIES WE MAY OFFER

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be complete. This prospectus and the applicable prospectus supplement will contain the material terms and provisions of the various types of securities that we may offer. Any prospectus supplement may also add, update or change information contained in this prospectus, including the material terms and provisions of the securities as described in this prospectus. We will also include in the prospectus supplement information, when applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

In this prospectus, we refer to the common stock (including the associated rights), preferred stock, debt securities, depositary shares, warrants, units, purchase contracts and subscription rights collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $300,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

This section describes the general terms of our common stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our common stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Amended and Restated Certificate of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

As of December 20, 2021, under our Amended and Restated Certificate of Incorporation (as amended), we had the authority to issue 300,000,000 shares of common stock, par value $0.001 per share, of which 139,199,827 shares of our common stock were outstanding as of that date.

The following description of our common stock, and any description of our common stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the DGCL and the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended from time to time.

Voting Rights

Holders of common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders.

At a meeting of stockholders at which a quorum is present, the vote of the holders of a majority of the shares of our capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Cumulative voting for the election of directors is not authorized by our Amended and Restated Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.

Dividends

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock will be entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our Board of Directors from time to time may determine.

Preemptive Rights

The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption

The shares of our common stock are not subject to redemption.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive the assets legally available for distribution to our stockholders ratably among the holders of its common stock after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of other claims of creditors.

Options and Other Stock-Based Rights

From time to time, we have issued and expect to continue to issue options and other stock-based rights, including warrants and restricted stock units to various lenders, investors, consultants, employees, officers and directors of our company. As of December 20, 2021, we have outstanding: (i) stock options to purchase 5,339,441 shares of our common stock, (ii) 680,246 shares of common stock issuable upon the vesting of outstanding restricted stock awards, (iii) 4,914,991 shares of common stock issuable upon vesting of outstanding restricted stock units, (iv) warrants to purchase an aggregate of 28,985,508 shares of common stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024, and (v) additional warrants to purchase an aggregate of 1,739,130 shares of common stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024. In addition, in connection with prior acquisitions, we have granted rights to receive shares of our common stock as a part of contingent consideration arrangements. For example, pursuant to the purchase agreement governing our acquisition of Holo Surgical, we may be required to pay contingent consideration to the seller of Holo Surgical in an aggregate amount of up to $83 million, which must be first paid in shares of our common stock (in an amount of up to 8,650,000 shares) and then paid in cash thereafter. Additionally, in connection with our 2019 acquisition of Paradigm, we may be required to pay contingent consideration in an aggregate amount of up to $85 million in shares of our common stock and we may pay up to an additional $45 million of contingent consideration, at our election, in either cash or shares of our common stock. In addition, in connection with our April 2021 acquisition of certain assets from Prompt, we may be required to pay one of the sellers an aggregate amount of up to $0.6 million of contingent consideration in the form of cash and restricted shares of our common stock, which is contingent on the seller’s continued employment with us.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “SRGA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Financial Solutions, Inc., 2 Gateway Center, 283-299 Market Street, 15th Floor, Newark, New Jersey 07102.

Description of Preferred Stock

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail and may provide information that is different from terms described in this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Amended and Restated Certificate of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A certificate of designation or amendment to the Amended and Restated Certificate of Incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued. The following description of our preferred stock, and any description of the preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended from time to time.

As of December 20, 2021, under our Amended and Restated Certificate of Incorporation we had the authority to issue 5,000,000 shares of preferred stock, par value $0.001 per share, which are issuable in series on terms to be determined by our Board of Directors. Accordingly, our Board of Directors is authorized, without action by the stockholders, to issue preferred stock from time to time with such dividend, liquidation, conversion, voting and other rights and restrictions as it may determine. All shares of any one series of our preferred stock will be identical, except that shares of any one series issued at different times may differ as to the dates from which dividends may be cumulative. All series will rank equally and will provide for other terms as described in the applicable prospectus supplement. We previously designated 50,000 shares of our preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). On July 24, 2020, we redeemed all of the outstanding shares of Series A Stock and filed a Certificate of Retirement of Series A Stock with the Delaware Secretary of State to eliminate all references to the Series A Stock from our charter. As of December 20, 2021, no shares of our preferred stock were issued and outstanding.

Terms of Preferred Stock

Unless otherwise provided in the applicable prospectus supplement, the shares of our preferred stock to be issued will have no preemptive rights. Any prospectus supplement offering our preferred stock will furnish the following information with respect to the preferred stock offered by that prospectus supplement:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	any dividend rights;

•	any dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock will accumulate, if applicable;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation of the conversion price);

•	any right to convert the preferred stock into a different type of security;

•	any voting rights attributable to the preferred stock;

•	any rights and preferences upon our liquidation, dissolution or winding up of our affairs;

•	any terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable prospectus supplement, shares of our preferred stock will rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses as follows:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions when, as, and if declared by our Board of Directors, out of legally available funds, and to share pro rata based on the number of shares of preferred stock, common stock and other parity equity securities outstanding. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to the applicable series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books or, if applicable, the records of the depositary referred to below on the record dates fixed by our Board of Directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock. Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other of our stock ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which will not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). Unless otherwise specified in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our other classes or series of equity securities ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable prospectus supplement. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation of the conversion price), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events requiring an adjustment of the conversion price, and provisions affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable prospectus supplement, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement. Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate, except for the right to receive the redemption price. No series of preferred stock will receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.

Registrar and Transfer Agent

The registrar and transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

If our Board of Directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities, or the removal of incumbent management, even if these events were favorable to the interests of stockholder. Our Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences that may adversely affect the holders of our other equity or debt securities.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

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prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction that resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale, transfer, pledge or other disposition of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance or transfer of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three-year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our Company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a change of control of our company or changes in management that our stockholders might deem advantageous, including transactions in which stockholders might otherwise receive a premium for their shares. As a result of these provisions, the price investors may be willing to pay for shares of our common stock may be limited, thereby depressing the market price of our common stock. Moreover, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board. Because our

Board is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock, without action by the stockholders, makes it possible for our Board to issue one or more series of preferred stock with voting or other rights or preferences. Thus, our Board could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our Company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

Stockholder Action

Our Amended and Restated Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws.

Exclusive Forum

Our Amended and Restated Bylaws specify that, unless a majority of our Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, our bylaws or our certificate of incorporation, (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. If the Court of Chancery does not have jurisdiction over any such action, then another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, will be the sole and exclusive forum for such action. Our Amended and Restated Bylaws also provide that, unless a majority of our Board consents in writing to the selection of an alternative forum, the federal district courts of the United States of America, to the fullest extent permitted by law, will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

The provisions of the DGCL, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities we may offer under this prospectus and one or more prospectus supplements. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by our subsidiaries which may guarantee the debt securities, including the identity of the subsidiaries that will be the initial guarantors of the series and the terms of subordination, if any, of any such guarantee. The applicable prospectus supplement will also describe provisions for the release of guarantor subsidiaries from their guarantees.

We may issue “senior,” “senior subordinated” or “subordinated” debt securities. “Senior securities” will be direct obligations of ours and will rank equally and ratably in right of payment with other indebtedness of ours that is not subordinated. “Senior subordinated securities” will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated indebtedness. “Subordinated securities” will be subordinated in right of payment to senior subordinated securities.

We need not issue all debt securities of one series at the same time. Unless we provide otherwise, we may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We will issue the senior debt securities and senior subordinated debt securities under a senior indenture, which we will enter into with a trustee to be named in the senior indenture, and we will issue the subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indenture” or “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures do not limit the amount of debt securities that we may issue. Each indenture will provides that we may issue debt securities up to the principal amount we authorize from time to time. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and we may supplement the indenture from time to time. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series. We have filed a form of indenture as an exhibit to this registration statement, of which this prospectus forms a part. The terms of the senior indenture and subordinated indenture will be substantially similar, except that the subordinated indenture will include provisions pertaining to the subordination of the subordinated debt securities and senior subordinated debt securities to the senior debt securities and any other of our senior securities. The following statements relating to the debt securities and the indenture are summaries only, are subject to change, and are qualified in their entirety to the detailed provisions of the indenture, any supplemental indenture and the discussion contained in any prospectus supplements.

General

The debt securities will be our direct obligations. We may issue debt securities from time to time and in one or more series as our Board of Directors may establish by resolution or as we may establish in one or more supplemental indentures. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series. We may issue debt securities with terms different from those of debt securities that we previously issued.

We may issue debt securities from time to time and in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, relating to any series of debt securities being offered, the initial offering price and terms of the debt securities, which may include:

•	the title of the debt securities;

•	the terms (if any) under which the securities will be guaranteed by our subsidiaries;

•	the series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•	the aggregate principal amount of the debt securities and any limit on the aggregate amount of the series of debt securities;

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the price or prices (expressed as a percentage of the aggregate principal amount) at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon the maturity of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place where principal, interest and any additional amounts will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, preferred stock or any other security or property;

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	any subordination provisions or limitations relating to the debt securities;

•	any sinking fund requirements;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether we will issue the debt securities in certificated or book-entry form;

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whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium, and interest on the debt securities will be made;

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if payments of principal of, and interest and any additional amounts on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and interest and any additional amounts on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any applicability of the defeasance provisions described in this prospectus or any prospectus supplement;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

•	any securities exchange on which we will list the debt securities;

•	any restrictions on transfer, sale or other assignment;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantee of the debt securities;

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	provisions relating to satisfaction and discharge of the indenture; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for or convertible into shares of our common stock or other securities or property. The terms, if any, on which the debt securities may be exchanged for or converted into shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities or property to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest and any additional amounts on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change in control. You should review carefully the applicable prospectus supplement for information with respect to events of default and any covenants applicable to the debt securities being offered.

Guarantors

Our payment obligations under any series of debt securities may be guaranteed by us or one or more of our subsidiaries. The terms of any such guarantee will be set forth in the applicable prospectus supplement.

Payments and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest. We will pay principal of, and interest and any additional amounts on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check, which we will mail to the holder, or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.

Form, Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee of the depositary (as a “book-entry debt security”), or a certificate issued in definitive registered form (as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and interest and any additional amounts on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder, or we or the trustee will issue a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the depositary for the related global debt security, whom we refer to as participants, or persons that may hold interests through participants.

Except as described in this prospectus or any applicable prospectus supplement, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities, and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and interest and any additional amounts on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. We, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

For additional discussion of book entry and certificated securities, see the section entitled “Legal Ownership of Securities” included in this prospectus. We have obtained the above information in this section and the “Legal Ownership of Securities” section concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable. We take no responsibility for the depositary’s performance of its obligations under the rules and regulations governing its operations.

No Protection in the Event of a Change in Control

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive covenants, including covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation and Sale of Assets

Unless we provide otherwise in the applicable prospectus supplement, we may not merge with or into or consolidate with, or convey, transfer, or lease all or substantially all of our properties and assets to, any person (a “successor person”), and we may not permit any person to merge into, or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following applies:

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Either: (a) the company is the surviving entity; or (b) the successor person is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, or both, would become an event of default, will have occurred and be continuing under the indenture; and

•	certain other conditions that may be set forth in the applicable prospectus supplement are met.

This covenant would not apply to any recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt unless the transactions or change in control included a merger, consolidation, or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indenture providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change in control of us or a transaction in which we incur a large amount of additional debt.

Events of Default Under the Indenture

Unless we provide otherwise in the applicable prospectus supplement, an “event of default” will mean, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable and continuance of that default for a period of 60 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent before the expiration of the 60-day period);

•	default in the payment of principal of, and any other amounts due on, any debt security of that series when due and payable either at maturity, redemption or otherwise;

•	default in the deposit of any sinking fund payment, when and as due in respect of any debt security of that series;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series) or in the debt security, which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•

we, pursuant to or within the meaning of any applicable bankruptcy law, commence a voluntary case, consent to the entry of an order for relief against us in an involuntary case, consent to the appointment of a custodian for all or substantially all of our property, make a general assignment for the benefit of our creditors, or admit in writing our inability generally to pay our debts as they become due; or, similarly, a court enters an order or decree under any applicable bankruptcy law that provides for relief against us in an involuntary case, appoints a custodian for all or substantially all of our properties, or orders our liquidation (and the order remains in effect for 60 days); and

•

any other event of default provided with respect to debt securities of that series that is included in any supplemental indenture or is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily will constitute an event of default with respect to any other series of debt securities. An event of default may also be an event of default under our bank credit agreements or other debt securities in existence from time to time and under certain guarantees by us of any subsidiary indebtedness. In addition, certain events of default or an acceleration under the indenture may also be an event of default under some of our other indebtedness outstanding from time to time.

Unless we provide otherwise in the applicable prospectus supplement, if an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing (other than certain events of our bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, of all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, of all outstanding debt securities will become and be immediately due and payable without any declaration or other act by the trustee or any holder of outstanding debt securities.

At any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived except nonpayment of principal (or such lesser amount) or interest that has become due solely because of the acceleration.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default involving the following:

•	our failure to pay the principal of, and interest and any additional amounts on, any debt security; or

•	a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default.

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to a responsible officer of the trustee unless the default has been cured or waived. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or discretion of any holder of any such outstanding debt securities unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may, however, refuse to follow any discretion that conflicts with the indenture or any law or which may be unduly prejudicial to the holders of the debt securities of the applicable series not joining in the discretion.

Unless we provide otherwise in the applicable prospectus supplement, no holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

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the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee will not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the above, except as provided in the subordination provisions, if any, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest or additional amounts on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a certificate as to compliance with the indenture, or, in the event of noncompliance, specify the noncompliance and the nature and status of the noncompliance.

Modification of Indenture and Waiver

Except as specified below, modifications and amendments to the indenture require the approval of not less than a majority in principal amount of our outstanding debt securities.

Changes Requiring the Unanimous Approval

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may not make any modification or amendment to the indenture without the consent of the holder of each affected debt security then outstanding if that amendment will have any of the following results:

•	reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

•

reduce the principal of or any additional amounts on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal, interest or any additional amounts on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from that acceleration;

•	make the principal of, or interest or any additional amounts on, any debt security payable in currency other than that stated in the debt security;

•	change the place of payment on a debt security;

•	change the currency or currencies of payment of the principal of, and any premium, make-whole payment, interest or additional amounts on, any debt security;

•	impair the right to initiate suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture, to waive compliance with certain provisions of an indenture, or to waive certain defaults;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•	waive a redemption payment with respect to any debt security.

Changes Not Requiring Approval of Debt Holders

Unless we provide otherwise in the applicable prospectus supplement, we and the trustee may modify or amend an indenture, without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination: (a) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any debt security with respect to such provision or (b) shall become effective only when there are no outstanding debt securities;

•	to establish additional series of debt securities;

•	to provide security for or a guarantee of any series of debt securities;

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to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect or inconsistency in the indenture, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

A vote by holders of debt securities will not be required for clarifications and certain other changes that would not adversely affect holders of the debt securities.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

Unless the terms of the applicable series of debt securities provide otherwise, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of the series; to replace stolen, lost or mutilated debt securities of the series; and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations (as described at the end of this section), that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of such payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Unless the terms of the applicable series of debt securities provide otherwise, upon compliance with certain conditions, we may omit to comply with the restrictive covenants contained in the indenture, as well as any additional covenants contained in the applicable prospectus supplement.

The conditions include, among others, the following:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal, interest and any additional amounts on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax in the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default

If we exercise our option, as described above, not to comply with certain covenants of the indenture with respect to any series of debt securities, and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

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direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged, which are not callable or redeemable at the option of the issuer thereof; or

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obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer thereof.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of the following:

•	the indebtedness ranking senior to the debt securities being offered;

•	any restrictions on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	any restrictions on payments to the holders of the debt securities being offered following an event of default; and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of our company will be described in the applicable prospectus supplement. These terms will include the following:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder, or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of our company to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to redeem the debt securities in whole or in part.

If less than all the debt securities of any series are to be redeemed or purchased in an offer to purchase at any time, the trustee will select the debt securities of that series to be redeemed or purchased as follows: (1) if the securities of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the debt securities of that series are listed; or (2) if the debt securities of that series are not listed on a national securities exchange, on a pro rata basis, by lot, or by such other method as the trustee deems fair and appropriate.

Except as otherwise provided as to any particular series of debt securities, at least 30 days but not more than 60 days before a redemption date, we or the trustee will mail a notice of redemption to each holder whose debt securities are to be redeemed. From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Governing Law

The indentures, the debt securities and any guarantees of debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF DEPOSITARY SHARES

We may issue receipts for depositary shares representing fractional shares of preferred stock. The fractional share of the applicable series of preferred stock represented by each depositary share will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and will be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. We will incorporate by reference into the registration statement of which this prospectus forms a part the form of any deposit agreement, including a form of depositary receipt, that describes the terms of any depositary shares we are offering before the issuance of the related depositary shares. The following summaries of material provisions of the deposit agreement, the depositary shares and the depositary receipts are subject to, and qualified in their entirety by reference to, all of the provisions of the deposit agreement applicable to a particular offering of depositary shares. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts will entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

The amount distributed to holders of depositary shares will be reduced by any amounts required to be withheld by us or the preferred stock depositary on account of taxes or other governmental charges.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Underlying Preferred Stock

Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable and any other property to which the holders were entitled upon the redemption upon surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting

Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder’s depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock, the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit arrangement for their accounts. If these charges have not been paid, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt.

Limitation on Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Corporate Trust Office of Preferred Stock Depositary

The preferred stock depositary’s corporate trust office will be set forth in the applicable prospectus supplement relating to a series of depositary shares. The preferred stock depositary will act as transfer agent and registrar for depositary receipts, and, if shares of a series of preferred stock are redeemable, the preferred stock depositary will act as redemption agent for the corresponding depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, and it will forward those reports and communications to the holders of depositary shares. Upon request, the preferred stock depositary will provide for inspection to the holders of depositary shares the transfer books of the depositary and the list of holders of receipts; provided that any requesting holder certifies to the preferred stock depositary that such inspection is for a proper purpose reasonably related to such person’s interest as an owner of depositary shares evidenced by the receipts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase common stock (which we refer to as common stock warrants), preferred stock (which we refer to as preferred stock warrants), debt securities (which we refer to as debt security warrants) or depositary shares (which we refer to as depositary share warrants). Any of these warrants may be issued independently or together with any other securities offered by this prospectus and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise and receive the securities purchasable upon exercise of its warrants.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	the minimum and/or maximum amount of warrants that may be exercised at any one time;

•	any information with respect to book-entry procedures;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	any material United States federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, common stock warrants, preferred stock warrants, debt security warrants or depositary shares warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any common stock warrants, preferred stock warrants, debt security warrants or depositary shares warrants are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock, debt securities or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under the heading “Warrant Adjustments” below.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash shares of common stock, preferred stock, debt securities or depositary shares at the applicable exercise price set forth in, or determined as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivering to the corporate trust office of the warrant agent or any other officer indicated in the applicable prospectus supplement: (i) the warrant certificate properly completed and duly executed and (ii) payment of the amount due upon exercise. As soon as practicable following exercise, we will forward the shares of common stock, preferred stock, debt securities or depositary shares. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or a part of the exercise price for the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a common stock warrant, preferred stock warrant, debt security warrant or depositary share warrant will be adjusted proportionately if we subdivide or combine our common stock, preferred stock or depositary shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

•

issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the above, as a dividend or distribution to holders of our common stock or preferred stock;

•

pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

•

issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock, debt securities or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common stock warrant, preferred stock warrant, debt security warrant and depositary share warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common stock, preferred stock or depositary shares, as applicable;

•	certain share exchanges, mergers or similar transactions involving us and which result in changes of the common stock, preferred stock or depositary shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock, preferred stock, debt securities or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants, preferred stock warrants, debt security warrants and depositary share warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of December 20, 2021, we had outstanding:

•	warrants to purchase an aggregate of 28,985,508 shares of common stock, with an exercise price equal to $1.725 per share, which are exercisable through June 14, 2024; and

•	additional warrants to purchase an aggregate of 1,739,130 shares of common stock, with an exercise price equal to $2.15625 per share, which are exercisable through June 14, 2024.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, depositary shares and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, depositary shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants,” “Description of Units,” “Description of Purchase Contracts” and “Description of Subscription Rights” will apply to each unit and to any common stock, preferred stock, debt security, depositary share or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, depositary shares, warrants or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the purchaser receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. Each applicable prospectus supplement may also describe material United States federal income tax considerations applicable to the purchase, holding and disposition of such subscription rights. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

See also the section entitled “Description of Debt Securities—Form, Transfer and Exchange” above for additional discussion of book entry and certificated form of ownership as such forms of ownership impact the rights and obligations of purchasers of debt securities to be issued under this prospectus.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry securities represented by the global security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry securities. Ownership of book-entry securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depositary for the related global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry securities.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he, she or it maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name, or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to determine the following:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary or its nominee will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

We may at any time and in our sole discretion determine not to have any of the book-entry securities of any series represented by one or more global securities and, in that event, we will issue certificated securities in exchange for the global securities of that series.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his, her or its name, and cannot obtain non-global certificates for his, her, or its interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his, her or its own bank or broker for payments on the securities and protection of his, her or its legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his, her or its interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book- entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified under the Exchange Act to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular types and series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not us or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any of those methods of sale.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including the following:

•	the name or names of any underwriters or agents;

•	the amounts underwritten;

•	any public offering price;

•	the proceeds from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Unless otherwise indicated in the applicable prospectus supplement, if we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Unless otherwise indicated in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship. We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis. We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with any offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing shares of our common stock in the open market.

•

Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares of our common stock available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option so that if there is a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares of our common stock in the open market after the pricing of any offering that could adversely affect investors who purchase in that offering.

•

Penalty bids permit the representatives of the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotments, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments they may be required to make in respect of these liabilities thereof. Underwriters, dealers and agents and their affiliates may be customers of, may engage in transactions with, or perform services for us in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for us by Sidley Austin LLP. Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, of Surgalign Holdings, Inc. and its subsidiaries incorporated in this prospectus by reference from Surgalign Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 and the effectiveness of Surgalign Holdings, Inc.’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 16, 2021, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs referring to: (a) effective January 1, 2019, the Company adopted ASC 842, Leases, using the optional transition method;(b) the reporting of the effects of discontinued operations for all periods presented; and (c) the conditions that raise substantial doubt about Surgalign Holdings, Inc.’s ability to continue as a going concern, and (2) expresses an adverse opinion on the effectiveness of internal control over financial reporting because of material weaknesses). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Holo Surgical Inc. as of and for the years ended December 31, 2019 and 2018 and as of and for the nine-month periods ended September 30, 2020 and 2019, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on December 30, 2020, have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

$300,000,000

SURGALIGN HOLDINGS, INC.

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

Purchase Contracts

Subscription Rights

PROSPECTUS

            , 2021

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses in connection with the shelf registration of securities under this registration statement, other than any underwriting discounts and commissions. The actual amounts of such fees and expenses will be determined from time to time. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$32,730
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)

Fees and expenses (other than the SEC registration fee) to be paid upon the filing of this registration statement will depend on the number and nature of any offerings of securities made pursuant to this registration statement, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide for the indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by Section 145 of the DGCL. The Company has entered into indemnification agreements with its current directors and executive officers and insures its directors and officers against losses arising from any claim against them as such for wrongful acts or omission, subject to certain limitations.

Section 102(b)(7) of the DGCL enables a corporation, in its certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty, except: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation, as amended, provides for such limitation on liability for its directors.

The general effect of the above provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burden of the above liabilities and expense.

The underwriting agreement provides for indemnification by the underwriters of the Company and its officers and directors, and by the Company of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with the offering.

Item 16.	Exhibits.

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed

1.1*	Form of Underwriting Agreement

2.1	Master Transaction Agreement, dated as of November 1, 2018, by and among RTI Surgical, Inc., PS Spine Holdco, LLC, Bears Holding Sub, Inc., and Bears Merger Sub, Inc.	8-K12B	001-38832	3/11/2019

2.2†	Equity Purchase Agreement, dated as of January 13, 2020, by and between the Company and Ardi Bidco Ltd.	8-K	001-38832	1/15/2020

2.3†	First Amendment to Equity Purchase Agreement, dated as of March 6, 2020, by and between the Company and Ardi Bidco Ltd.	8-K	001-38832	3/9/2020

2.4†	Second Amendment to Equity Purchase Agreement, dated as of April 27, 2020, by and between the Company and Ardi Bidco Ltd.	8-K	001-38832	4/29/2020

2.5†	Third Amendment to Equity Purchase Agreement, dated July 8, 2020, by and between the Company and Ardi Bidco Ltd.	8-K	001-38832	7/9/2020

2.6†	Stock Purchase Agreement, dated as of September 29, 2020, by and among Surgalign Holdings, Inc., Roboticine, Inc., Holo Surgical S.A., Pawel Lewicki and Krzysztof Siemionow	8-K	001-38832	10/5/2020

2.7†	First Amendment to Stock Purchase Agreement, dated as of September 29, 2020, by and among Surgalign Holdings, Inc., Roboticine, Inc., Holo Surgical S.A., Pawel Lewicki and Krzysztof Siemionow	8-K	001-38832	10/23/2020

4.1	Amended and Restated Certificate of Incorporation of the Company, effective as of March 8, 2019	8-K12B	001-38832	3/11/2019

4.2	Certificate of Amendment to Certificate of Incorporation of the Company, effective as of July 20, 2020	8-K	001-38832	7/20/2020

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Date Filed

4.3	Second Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, effective as of May 4, 2021	10-Q	001-38832	8/06/2021

4.4	Amended and Restated Bylaws of the Company, effective as of November 13, 2020	10-Q	001-38832	11/16/2020

4.5	Specimen of Common Stock Certificate	S-4/A	333-228694	1/18/2019

4.6*	Form of Certificate of Designation, including specimen certificate (relating to the preferred stock registered hereby)

4.7*	Form of Warrant Agreement and Certificate

4.8*	Form of Debt Security

4.9#	Form of Indenture	S-3	333-259893	9/29/2021

4.10*	Form of Depositary Receipt for Depositary Shares

4.11*	Form of Deposit Agreement for Depositary Shares

4.12*	Form of Purchase Contract Agreement and Purchase Contract Certificate

4.13*	Form of Unit Agreement and Unit Certificate

4.14*	Form of Subscription Rights Agreement and Subscription Rights Certificate

5.1#	Opinion of Sidley Austin LLP	S-3	333-259893	9/29/2021

23.1##	Consent of Deloitte & Touche LLP

23.2##	Consent of Baker Tilly US, LLP

23.3#	Consent of Sidley Austin LLP (included in Exhibit 5.1)	S-3	333-259893	9/29/2021

24.1#	Powers of Attorney for our directors and executive officers (included on the signature page to the initial filing of this registration statement on September 29, 2021)	S-3	333-259893	9/29/2021

25.1**	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939

*	To be filed by amendment to this registration statement or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be incorporated herein by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
#	Previously filed with the initial filing of this registration statement on September 29, 2021.
##	Filed herewith.
†

Certain information in this exhibit identified by brackets has been omitted pursuant to Item 601(b) of Regulation S-K because it (i) is not material and (ii) would cause competitive harm to Surgalign Holdings, Inc. if publicly disclosed. Surgalign Holdings, Inc. hereby undertakes to furnish supplementally, copies of any omitted information upon request by the Securities and Exchange Commission.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to § 230.424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 23rd day of December, 2021.

SURGALIGN HOLDINGS, INC.

By:	/s/ Terry M. Rich
Terry M. Rich
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry M. Rich Terry M. Rich	President and Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2021

/s/ Chris Thunander Chris Thunander	Chief Accounting Officer and Corporate Controller (Principal Financial and Accounting Officer)	December 23, 2021

* Sheryl L. Conley	Chair of the Board of Directors	December 23, 2021

* Thomas A. McEachin	Director	December 23, 2021

* Mark D. Stolper	Director	December 23, 2021

* Paul G. Thomas	Director	December 23, 2021

* Nicholas J. Valeriani	Director	December 23, 2021

* Paul Lewicki	Director	December 23, 2021

The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the registration statement on Form S-3 pursuant to a Power of Attorney executed on behalf of the above-indicated directors of the registrant and previously filed on behalf of the Registrant.

*By:	/s/ Joshua H. DeRienzis
Joshua H. DeRienzis
Attorney-in-Fact